Exhibit 99.1

Roan Resources, Inc. Announces Commitments for a $100 Million Term Loan Facility and Reaffirmation of the $750 Million Borrowing Base

OKLAHOMA CITY, June 19, 2019 – Roan Resources, Inc. (NYSE: ROAN) (“Roan” or the “Company”) today announced it has received commitments for a $100 million term loan facility from funds affiliated with certain significant shareholders of the Company that are represented on the board of directors. Borrowings under the term loan facility are expected to bear interest at a rate equal to three-month LIBOR plus 7.50%. In exchange for the commitments, the Company has agreed to issue 1.0% of the outstanding shares of Class A common stock of the Company to the lending parties no later than June 26, 2019. The term loan facility is expected to close before the end of the month.

Separately, the Company completed its June borrowing base redetermination for its revolving credit facility. The Company’s bank group unanimously reaffirmed the current borrowing base of $750 million.

Pro forma for the term loan facility as of June 30th, the Company has approximately $150 million of available liquidity, which is more than ample to fund Roan’s ongoing capital program.

“We are very pleased to announce these two events today,” said Joseph A. Mills, Roan’s Executive Chairman of the Board. “The $100 million term loan facility, which was struck at favorable terms, and the reaffirmation of our borrowing base at $750 million enhances our current liquidity and demonstrates the confidence these two groups have in the asset quality and strategic direction of Roan. We now have ample liquidity to fund our ongoing capital program and remain focused on growing production 20-25% this year while also generating free cash flow by the fourth quarter. The Company also continues to actively evaluate strategic alternatives with Jefferies and Citigroup.”

Additional details regarding the financing described above and related matters can be found in the Form 8-K filed by the Company in conjunction with this press release.

About Roan Resources

Roan is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. For more information, please visit www.RoanResources.com, where we routinely post announcements, updates, events, investor information, presentations and recent news releases.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements which contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, and any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, or incidental to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks.

Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Investor Contact:

Alyson Gilbert

Investor Relations Manager

405-896-3767

IR@RoanResources.com

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